Press Release

BAYCOM CORP ADJUSTS THE RECORD DATE FOR ITS RECENTLY ANNOUNCED QUARTERLY DIVIDEND

WALNUT CREEK, California, March 6, 2024 – BayCom Corp (NASDAQ: BCML) (“BayCom” or the “Company”), the parent company of United Business Bank, announced today that, due to regulatory and statutory requirements of the NASDAQ Global Select Market, the record date for the recently announced $0.10 per share quarterly cash dividend on BayCom common stock has been adjusted to now occur on March 16, 2024.  The payable date for the dividend was not adjusted and will be payable on April 12, 2024.

Please refer to BayCom’s press release dated February 22, 2024 for additional information on the dividend.

About BayCom Corp

The Company, through its wholly owned operating subsidiary, United Business Bank, offers a full-range of loans, including SBA, CalCAP, FSA and USDA guaranteed loans, and deposit products and services to businesses and its affiliates in California, Washington, New Mexico and Colorado. The Bank is an Equal Housing Lender and a member of FDIC. The Company is traded on the NASDAQ under the symbol “BCML”. For more information, go to www.unitedbusinessbank.com.

Safe-Harbor Statement

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the Company's financial condition, results of operations, plans, objectives, future performance or business and ability to continue paying dividends. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our risk factors contained in BayCom's Annual Report on Form 10-K/A for the year ended December 31, 2022. Such forward-looking statements speak only as of the date of this release. BayCom expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Company's expectations of results or any change in events.

CONTACT:

BayCom Corp

Keary Colwell, 925-476-1800

kcolwell@ubb-us.com

Source: BayCom Corp